Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 2-90702; 33-18202; 33-55986; 33-56101; 333-95043; 333-109890; 33-34000; 33-56151; 333-18627; 333-109891; 33-39228; 33-56125; 333-70835; 33-60266; 333-95041; 333-40239; 333-95037; 333-50969; 333-58360; 333-97927; 333-115567; 333-129427; 333-129428; 333-140988; 333-115568; 333-132139; 333-147148; 333-163837; 333-163838; 333-165130; 333-165132; 333-166646; 333-174028; 333-178300; 333-178302; 333-184650; 333-190317; 333-199729; 333-199730; 333-199732; and 333-226534), Form S-4 (Registration No. 333-176601) and Form S-3 (Registration No. 333-221305) of Ecolab Inc. of our report dated February 28, 2020, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of discontinued operations and the change in composition of reportable segments discussed in Note 1, as to which the date is September 25, 2020, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

September 25, 2020